                                                                                       EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three and and six months ended June 30, 1998 and 1997.

                                          Three Months Ended          Six Months Ended
Calculation of Basic                           June 30,                   June 30,
  Earnings Per Share                      1998          1997         1998         1997
______________________________            ____          ____         ____         ____
Net Income                              $2,706,000  $2,449,000     $5,540,000  $4,922,000

                                         _________   _________      _________   _________

Average common shares outstanding        3,590,194   3,581,533      3,584,456   3,582,054

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                      (44,000)    (52,800)       (44,000)    (52,800)

                                        __________   _________      __________   ________

Weighted average shares outstanding      3,546,194   3,528,733      3,540,456   3,529,254

                                         _________   _________      _________   _________

Earnings per share (in dollars)          $    0.76   $    0.69      $    1.56   $    1.39
                                         _________   _________      _________   _________

                                          Three Months Ended          Six Months Ended
Calculation of Diluted                         June 30,                   June 30,
  Earnings Per Share                      1998          1997         1998         1997
______________________________            ____          ____         ____         ____
Net Income                              $2,706,000  $2,449,000     $5,540,000  $4,922,000

                                         _________   _________      _________   _________

Average common shares outstanding        3,590,194   3,581,533      3,584,456   3,582,054

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                      (44,900)    (52,800)       (44,000)    (52,800)

Diluted stock options                      162,507     123,836        162,220     120,478
                                         _________   _________      _________     _______

Weighted average shares outstanding      3,708,701   3,652,569      3,702,676   3,649,732
                                         _________   _________     _________    _________

Earnings per share (in dollars)          $    0.73   $    0.67     $     1.50   $    1.35
                                         _________   __________    __________   __________




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